Exhibit 17

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

SAMPLE

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below

3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By **PHONE** with a live operator when you call toll-free 1-877-297-1738 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **123456789012**

Fiduciary/Claymore Energy Infrastructure Fund (“FMO”)

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 4, 2022

The undersigned, revoking all Proxies heretofore given, hereby appoints Amy Lee, Mark Mathiasen and Michael Megaris as Proxy of the undersigned, with full power of substitution to each, to vote on behalf of the undersigned all shares of Fiduciary/Claymore Energy Infrastructure Fund (the “Fund”), that the undersigned is entitled to vote at the special meeting of shareholders, and at any adjournment(s) thereof, to be held at 10:00 a.m., Central Time, on February 4, 2022. In light of public health concerns regarding the COVID-19 pandemic, the Meeting will be held in a virtual meeting format only.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-877-297-1738. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on February 4, 2022. The proxy statement for this meeting is available at: https://vote.proxyonline.com/guggenheim/docs/fmo.pdf

Fiduciary/Claymore Energy Infrastructure Fund

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Please sign your name exactly as it appears on this card. If you are a joint owner, any one of you may sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

PROXY CARD

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Directors, and proposal have been unanimously approved by the Board of Directors and recommended for approval by shareholders. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the proposals. In his or her discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN

1.	To approve an Agreement and Plan of Merger between Fiduciary/Claymore Energy Infrastructure Fund (“FMO”) and Kayne Anderson Energy Infrastructure Fund, Inc. (“KYN”), which will be accomplished as a tax-free merger of FMO into KYN, and any adjournment or postponement of the Meeting.	○	○	○